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                                                                EXHIBIT   (b)(9)



                                      [LOGO]

                                                     Legal Department, S-215


                                                     Hartford, CT 06152-2215


                                                     Telephone: (860) 726-7673


                                                     Facsimile: (860) 572-8885



April 13, 1998
Securities and Exchange Commission

450 Fifth Street, N.W.
Washington, DC 20549
Re:  Connecticut General Life Insurance Company

CG Variable Annuity Separate Account II

File No. 33-83020

Post-Effective Amendment No. 8



Dear Sirs:
As Chief Counsel of the Retirement and Investment Services Division of CIGNA Corporation, I am familiar with the actions of the Board of Directors of Connecticut General Life Insurance Company (the "Company"), establishing the Account and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933 (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.



In the course of preparing this opinion, I have reviewed the Certificate of Incorporation and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the opinion that the variable annuity contracts (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.



I further consent to the use of this opinion as an Exhibit to Post-Effective Amendment No. 8 to said Registration Statement and to the reference to me under the heading Experts in said Registration Statement, as amended.


Very truly yours,


/s/ Mark A. Parsons



Mark A. Parsons
Chief Counsel